UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2008

ROHM AND HAAS COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 592-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2008, the Company reported that a previously reported special equity grant of $1,500,000 for Jacques M. Croisetiere, Executive Vice President, Chief Financial Officer and Chief Strategy Officer was being paid 50% in restricted stock units and 50% as a cash incentive award. The terms of the cash award were amended at the meeting of the Board of Directors on September 26 to vest on the earliest of December 30, 2010, six months following the change in control closing date or the involuntary termination of his employment without cause. This cash portion of the retention award will not accelerate upon the change in control closing date nor will it accelerate upon the executive’s voluntary termination for Good Reason under his Continuity Agreement. If he elects to terminate for Good Reason prior to six months after the change in control closing date, the $750,000 cash incentive award will be forfeited. The amount of the award was not changed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

October 2, 2008	By:	Robert A. Lonergan

Name: Robert A. Lonergan
Title: Executive Vice President, General Counsel and Corporate Secretary